Exhibit 10.1

AMENDMENT NO. 2
TO THE
INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of May 28, 2026, to the Investment Management Trust Agreement (as defined below) is made by and between Rising Dragon Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of October 10, 2024 (the “Trust Agreement”);

WHEREAS, the Company and the Trustee entered into the Amendment No. 1 dated as of December 12, 2025, to the Trust Agreement;

WHEREAS, Section l(i) of the Trust Agreement, as amended, sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at an Extraordinary General Meeting of the Company held on May 28, 2026 (the “Extension Extraordinary General Meeting”), the Company’s shareholders approved the amendment No. 2 to the Trust Agreement Amendment, to extend the date by which the Company must consummate a business combination from July 15, 2026 up to October 15, 2027 for additional fifteen (15) times, by depositing into the Trust Account, for each one-month Extension, an amount equal to the lesser of (i) $100,000 per month for all remaining public shares or (ii) $0.033 for each remaining public share after giving effect to the shares that are redeemed in connection with the Extraordinary General Meeting to approve the Business Combination and the Extension Extraordinary General Meeting; and

NOW THEREFORE, IT IS AGREED:

1. Section l(i) of the Trust Agreement is hereby amended and restated in its entirety to read as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account including interest earned on the Trust Account (which interest shall be net of taxes paid or payable and, in the case of Exhibit B, up to $50,000 of interest to pay liquidation and dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the 15-month anniversary of the closing of the IPO (“Closing”) or, in the event that the Company extended the time to complete the Business Combination for up to 36 months from the closing of the IPO by depositing the lesser of (i) $100,000 per month for all remaining public shares or (ii) $0.033 for each remaining public share after giving effect to the redemptions in connection with any vote of the Company’s shareholders regarding the Business Combination or amendments to the Company’s Amended and Restated Memorandum and Articles of Association or the Trust Agreement for each one-month extension, but has not completed the Business Combination within the applicable monthly anniversary of the Closing, (“Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes paid or payable and up to $50,000 of interest to pay liquidation and dissolution expenses), shall be distributed to the Public Shareholders as of the Last Date.”

2. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

3. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

4. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto

5. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Fran Wolf
Name:	Fran Wolf
Title:	Vice President

RISING DRAGON ACQUISITION CORP.

By:	/s/ Lulu Xing
Name:	Lulu Xing
Title:	Chief Executive Officer